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                  CONVERSION OF NOTES AND OPTION TO SELL STOCK
                          IN ONCURE TECHNOLOGIES CORP.

         This Agreement (this "Agreement") is made to be effective as of May 10, 2001 ("Effective Date"), by and among OnCure Technologies Corp., a Florida corporation (the "Corporation"), John J. Fuery, M.D. (the "Note Holder"), and Continuum Capital Partners, Inc. ("Continuum").

                                    RECITALS

         A. The Corporation owns or controls entities which provide radiation oncology treatments to cancer patients.

         B. The Note Holder owns three promissory notes of the Corporation: the note dated 6-10-99 in the original principal amount of $300,903.25 (principal balance $300,903.25), the note dated 9-01-00 in the original principal amount of $189,000.00 (approximate principal balance $143,171), and the note dated 12-18-98 in the original principal balance of $735,000.00 (approximate principal balance $586,187) (hereinafter referred to collectively as the "Promissory Note").

         C. The Corporation owes the Note Holder certain additional expenses, as shown on Exhibit A attached hereto and incorporated herein, in the amount of $130,150.49 ("Expenses").

         D. The Corporation and the Note Holder wish to convert the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses to one cent par value common stock of the Corporation ("Converted Common Stock") at the rate of $2.00 per share subject to the terms and conditions set forth in this Agreement, including inter alia Note Holder's right to reinstate said Promissory
Note in the event certain conditions are not satisfied.

         E. Note Holder wishes to grant and Continuum wishes to obtain an option to call all of the Note Holder's Converted Common Stock at a price of $2.25 per share, subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agrees as follows:

1. CONVERSION. Note Holder agrees to convert the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses (approximately $716,338) to one cent par value common stock of the Corporation ("Converted Common Stock") at the rate of $2.00 per share (approximately 358,169 shares), subject to the conditions set forth in this Agreement. The exact amount subject to conversion shall be determined upon satisfaction of all conditions precedent to close of escrow. Subject to review by the Note Holder's and the Corporation's respective tax advisors, for purposes of tax reporting, the Corporation shall issue its 1099 to Note Holder, for any portion of the Converted Common Stock for

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         which a 1099 is due, at a value no greater than the market closing price on the day of issuance of the Converted Common Stock, less a fifty percent (50%) block discount.

2.       ESCROW.

         a. Note Holders' note dated 12/18/98 in the original principal balance of $735,000.00 shall be deposited with the Escrow Agent, along with this Agreement, pending exercise by Cotinuum of its Call Option pursuant to this Agreement.

         b. Interest only will be paid monthly on the remaining balance of the note dated 12-18-98 in the original principal balance of $735,000.00 at its stated rate and on the Expenses at nine (9) percent per annum, and all other terms and conditions of the note dated 12-18-98 in the original principal balance of $735,000.00 shall remain in effect until conversion and purchase pursuant to Continuum's Call Option.

         c. If Continuum does not exercise its Call Option on or before November 10, 2002, then this Agreement shall terminate and Note Holder's note dated 12-18-98 in the original principal balance of $735,000.00 shall be returned to Note Holder. Notwithstanding the failure by Continuum to exercise its Call Option, the Note Holder's note dated 12-18-98 in the original principal balance of $735,000.00, as well as the right to reimbursement for the Expenses, shall remain in full force and effect.

         d. Any portion of the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses note converted and sold on or before November 10, 2002 shall be immediately due and payable upon sixty (60) days notice by Note Holder to the Corporation after November 10, 2002.

         e. For purposes of this Agreement, the Escrow Agent shall be Neal & Associates Attorneys, 6200 Antioch Street, Suite 202, Oakland, California 94611.

3. INTEREST PAYMENTS. From the Effective Date of this agreement, the Corporation shall continue to pay monthly interest on the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses and rents due to Note Holder in the normal course of business, provided that all interest and rents shall be paid on the first of the month and received no later than the tenth (10th) of the month. If any payment is not received by the tent (10th) of the month, Note Holder may send a letter by certified mail to the Corporation demanding the late payment(s). If all late payments are not received within ten (10) days of the date of the letter, the Corporation shall be deemed to be in default. In such event, the total sum of principal and accrued interest of the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses shall become immediately due and payable at the option of the Note Holder.

4. CASH CONSIDERATION. In consideration for this Agreement, on or before the Effective Date the Corporation shall make a cash payment of approximately $440,074.25 to pay in the full the unpaid principal balance and all accrued unpaid

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         interest owing on the note dated 6-10-99 in the original principal amount of $300,903.25 (principal balance $300,903.25) and the note dated 9-01-00 in the original principal amount of $189,000.00 (approximate principal balance $143,171). The Corporation shall be deemed to be in default if the cash payment is not received within ten
         (10) days of the Effective Date. If the payment is not received within ten (10) days of the Effective Date, Note Holder may send a letter by certified mail to the Corporation demanding the late payment. If the late payment is not received within ten (10) days of the date of the letter, the total sum of principal and accrued interest of the Promissory Notes and Expenses shall become immediately due and payable at the option of the Note Holder.

5. LOCK-UP. Note Holder agrees to execute a lock-up agreement with all other officers and directors of the Corporation, at equal terms for all officers and directors and no longer than the shortest lock-up period applicable to any equity held by any other officer or director, as negotiated by the Corporation's Securities counsel on behalf of the officers and directors.

6. REGISTRATION. The Corporation agrees to grant piggy-back registration rights on the Note Holder's Converted Common Shares issued in conjunction with, and exercisable upon, Continuum's exercise of its Call Option.

7. CALL. Upon the Effective Date, Continuum shall have the absolute right, subject only to the provisions of the Florida General Corporation Law and to any other applicable restrictions on the right of a shareholder to sell its own shares, exercisable at any time on or before November 10, 2002, to purchase the substituted shares selected by Note Holder in place of the Note Holder's Converted Common Shares, as provided inP. 8 herein, for $2.25 per share, subject to the conditions set forth in this Agreement. The conversion of the Note Holder's note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses shall take place immediately prior to the purchase of the Note Holder's shares by Continuum Capital Partners, or the prorata amount at the time of such purchase as selected by Note Holder. Note Holder's shares will be the first sold by Continuum Capital Partners at the price of $2.25 per share. In the event that Continuum has not exercised its Call Option, or has not paid Note Holder in full for all Shares pursuant to exercise of its Call Option, as of November 10, 2002, any remaining portion of the note dated 12-18-98 in the original principal balance of $735,000.00 and Expenses shall be immediately due and payable upon sixty (60) days notice by Note Holder to the Corporation.

8. SHARES. Note Holder shall be allowed to substitute one cent par value common stock of the Corporation currently held by him for the Converted Common Shares called by Continuum pursuant to the Call Option granted in this Agreement.

9. ASSIGNMENT. Neither this Agreement, nor any right or interest herein, may be sold, assigned, or otherwise transferred, voluntarily or involuntarily by the Note Holder, whether pursuant to any law governing bankruptcy or insolvency or otherwise, except that, (a) for purposes hereof, the personal representative

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         (including a successor trustee to any trust described in clause (b)of this paragraph) of a deceased Note Holder and the heirs of such deceased Note Holder, whether by intestate succession or testamentary instrument, shall be deemed a "Note Holder", and (b) Note Holder may assign his rights under this Agreement to the trustee under a trust described in Subpart E of Part 1 of Subchapter J of Subtitle A of the Internal Revenue Code of 1986, as amended.

10. EXERCISE OF CALL OPTION. Continuum shall exercise its Call Option by execution and tender to Note Holder of notice in the following form:

              Notice is hereby given that the undersigned exercises its right to call ________________ [number] shares in OnCure Technologies Corp., in accordance with the terms of that Call Option granted to it by Note Holder John J. Fuery in the CONVERSION OF NOTE AND OPTION TO SELL STOCK IN ONCURE TECHNOLOGIES CORP. Agreement effective May 10, 2001.

11. EXERCISE PRICE. Continuum shall purchase the shares for $2.25 per share pursuant to its Call Option on or before November 10, 2002.

12. PAYMENT OF EXERCISE PRICE. Payment of the exercise price shall be made within ten (10) business days following the exercise of the Call Option.

13. EXPENSES. The Corporation shall bear one-half of the Note Holder's legal expenses through April 13, 2001 (total legal expenses on this matter through April 13, 2001 are $13,550.00) and all of the legal expenses of the preparation of this Agreement by Neal & Associates Attorneys. The Corporation shall pay its portion of the fees and costs owing to Neal & Associates immediately upon execution of this Agreement by all parties. The Corporation shall bear all commission and other related expense of the sale or redemption of any of the Note Holder's Converted Common Stock.

14. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed duly given if (and then two business days after) made in writing and sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                 --------------------------------------------------------
                 To Note Holder:       John J. Fuery, M.D.
                                       44 Farragut Ave.
                                       Piedmont, CA 94610
                                       Telephone:  1-888-377-1012
                 --------------------------------------------------------

                 --------------------------------------------------------
                 With a copy to:       Howard D. Neal, Esq.
                                       Neal & Associates Attorneys
                                       6200 Antioch St., Suite 202
                                       Oakland, CA  94611
                                       Telephone:  510-339-0233
                                       Telecopy:  516-339-6672
                 --------------------------------------------------------

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                 --------------------------------------------------------
                 --------------------------------------------------------
                 To OnCure:            700 Ygnacio Valley Road, Suite 300
                                       Walnut Creek, CA 94596
                                       Telephone: 925-279-2273
                                       Telecopy: 925-274-0238
                 --------------------------------------------------------
                 --------------------------------------------------------
                 With a copy to:       Robert W. Crabtree, Esq.
                                       Crabtree, Schmidt, Zeff & Jacobs
                                       1100 14th Street, Second Floor
                                       Modesto, CA  95354
                                       Telephone:  209-522-5231
                                       Telecopy:  209-526-0632
                 --------------------------------------------------------
                 --------------------------------------------------------
                 To Continuum:         Continuum Capital Partners
                                       Attention:  Robert McCann
                                       12147 Rosedale Terrace
                                       Boynton Beach, Florida  33437
                                       Telephone:  561-364-7435
                                       Telecopy:  561-364-4252
                 --------------------------------------------------------

         or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others. Any party may give notice and other communications hereunder using any means (including personal delivery, expedited courier, messenger service, telecopy, telex, or ordinary mail) but no such communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it was intended.

15. OTHER DOCUMENTS. Each of the parties to this Amendment agrees to execute and deliver, at the request of the other parties, any and all other documents or other written instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

17. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the parties relating to the Conversion of the Promissory Notes and Expenses and the Call Option. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect. Any amendment to this Agreement shall be of no force and effect unless it is in writing and signed by all parties.

18. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in Contra Costa County, California,

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         under the Commercial Arbitration Rules of the American Arbitration
         Association then in effect, upon written notification and demand of either party therefor. In the even either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving general business contracts. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to (a) avoid injury or prejudice to that party; or (b) to protect the rights of any party. The parties agree that venue for any judicial proceeding respecting or arising out of this Agreement shall be in Contra Costa County, California.

19. GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of Florida, without reference to any provisions for choice of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

         THE CORPORATION                               THE NOTE HOLDER
         OnCure Technologies Corp.
         a Florida corporation                         /s/ John J. Fuery
                                                       -----------------
                                                       John J. Fuery, M.D.
         By: /s/ Jeffrey A. Goffman
             ----------------------
             Jeffrey A. Goffman,
             Chief Executive Officer

         CONTINUUM
         Continuum Capital Partners

         By: /s/ Robert McCann
             -----------------
             Robert McCann,
             Managing Partner

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